Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-228067) of Orchard Therapeutics plc of our report dated March 22, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 22, 2019